Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR THIRD QUARTER 2016

•	Reported GAAP quarterly net income of $9.5 million, marking Ocwen’s first quarterly profit since Q2 2015

•	Servicing segment generated $33.2 million in pre-tax profit

•	Quarterly mortgage lending volume grew 8% over the prior quarter

•	Automotive Capital Services inventory finance receivables grew 66% over prior quarter

•	Generated Cash from Operating Activities of $178 million

West Palm Beach, FL – (October 26, 2016) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported GAAP net income of $9.5 million, or $0.08 per share, for the three months ended September 30, 2016.

Third Quarter 2016 Results

Pre-tax income for the third quarter of 2016 was $2.4 million, a $98.8 million improvement from the second quarter of 2016. Pre-tax results for the quarter include a number of significant items, including but not limited to: $12.0 million of gains from the execution of servicer “clean up” call rights, $5.7 million from the sale of agency mortgage servicing rights (“MSRs”) on approximately $3.3 billion of unpaid principal balance (“UPB”), $(15.1) million of third-party monitor costs, $(10.0) million of additional reserves for the potential California regulatory settlement and $(7.0) million of incremental reserves for the previously disclosed letter dating remediation based on final submitted claims. For the quarter, the Company generated cash from operating activities of $178 million, an increase of $147 million versus the prior quarter. The Company ended the quarter with $264 million in cash, up $44.6 million from June 30, 2016. As of September 30, 2016, the Company had not yet paid various settlement amounts, including but not limited to the $30 million Fisher settlements announced in June and the $22 million letter dating remediation.

The Servicing segment recorded $33.2 million of pre-tax income on strong performance under the Making Home Affordable streamline modification program, significant operating cost improvements, gains from the execution of servicer “clean up” call rights and MSR sales and continued reductions in advances and match funded advances. This quarterly profit for the Servicing segment represents a $47.9 million improvement versus the second quarter of 2016.

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The Lending segment recorded $3.6 million of pre-tax income for the third quarter of 2016, a $3.9 million decline versus the prior quarter on lower gain on sale margins. Quarterly mortgage lending volume grew 8% over the prior quarter.

The Automotive Capital Services business continued to grow, increasing inventory finance receivables outstanding by $11 million or 66%. As of October 24, our auto inventory finance business is now operating in 32 markets with 57 active auto dealerships and has approved credit facilities of $67 million.

“We are very pleased with the financial result this quarter, recording our first quarterly profit since the second quarter of 2015. We saw terrific execution from our Servicing team, which completed more than 21,000 modifications in the quarter, successfully delivered $12.0 million of gains on servicer “clean up” call rights transactions and continued to reduce operating costs. Additionally, our Automotive Capital Services business continues to grow and move closer to profitability. Our mortgage lending business saw growth in origination volume, but we must improve margins,” commented Ron Faris, President and CEO.

Phyllis Caldwell, who assumed the role of independent Chairwoman of the Board of Directors of Ocwen on March 15, 2016, added, “We remain focused on putting legacy matters behind us. We received the much awaited Standard & Poor’s upgrade to our servicer ranking in August. We continue to progress towards a potential resolution with the California Department of Business Oversight to end the current consent order and associated third party auditor before year-end. We are also continuing to achieve benchmarks and meet necessary conditions that we believe will result in the other remaining third-party monitorships concluding at their scheduled end dates.”

Ms. Caldwell continued, “I am also proud to say that despite some of the challenges of the past, we have continued to invest in our corporate culture, risk management, compliance, service excellence and technology. We have maintained our leadership in helping families struggling with their mortgage payments as evidenced by our number one status in the HAMP program. We are also making progress in building our new asset generation businesses. Most importantly, the entire Ocwen team is devoted to working in the best interest of homeowners and investors to deliver positive outcomes.”

Additional Q3 2016 Business Highlights

•	Completed 21,070 modifications in the quarter, 63% of which were HAMP modifications. 38% of modifications included some form of principal reduction.
•	Delinquencies decreased from 11.9% at June 30, 2016 to 11.4% at September 30, 2016, primarily driven by higher collections and loss mitigation efforts.
•	In the third quarter of 2016, Ocwen originated forward and reverse mortgage loans with unpaid principal balance of $1.2 billion and $213.0 million, respectively.
•	Our reverse mortgage portfolio ended the quarter with an estimated $97.5 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
•	Reduced CFPB consumer complaints by 28%, the largest reduction of any major mortgage company, for the three month period from May to July of 2015 to the same three month period of 2016.
•	Conducted successful community outreach programs with NID Housing Counseling and NAACP in Sacramento and San Bernardino, California and Des Moines, Washington.
•	The constant pre-payment rate (CPR) increased from 14.2% in the second quarter of 2016 to 15.0% in the third quarter of 2016. In the third quarter of 2016, prime CPR was 19.7%, and non-prime CPR was 12.0%.

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Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, October 26, 2016, at 5 p.m., Eastern Time, to discuss its financial results for the third quarter of 2016. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of regulatory investigations or settlements; reactions to the announcement of such investigations or settlements by key counterparties; increased regulatory scrutiny and media attention, uncertainty related to claims, due to rumors or otherwise, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices, including uncertainty related to past, present or future investigations and settlements with state regulators, the CFPB, State Attorneys General, the SEC, Department of Justice or HUD and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants, including the financial and other covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2015 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com

Residential Servicing Statistics (Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Total unpaid principal balance of loans and REO serviced	$216,892,002	$229,276,001	$237,081,036	$250,966,112	$288,069,149

Non-performing loans and REO serviced as a % of total UPB (1)	11.4%	11.9%	13.0%	13.7%	13.1%

Prepayment speed (average CPR)(2) (3)	15.0%	14.2%	12.7%	13.3%	14.7%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended September 30, 2016 includes 19.7% for prime loans and 12.0% for non-prime loans.
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Segment Results (Unaudited) (Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Servicing
Revenue	$319,080	$374,936	$951,727	$1,269,269
Expenses	204,434	318,439	741,706	940,764
Other expense, net	(81,475)	(69,239)	(259,815)	(249,947)
Income (loss) before income taxes	33,171	(12,742)	(49,794)	78,558

Lending
Revenue	30,696	29,662	89,255	106,721
Expenses	27,735	23,126	78,091	73,497
Other income, net	628	2,052	1,958	5,793
Income before income taxes	3,589	8,588	13,122	39,017

Corporate Items and Other
Revenue	9,672	348	22,277	2,709
Expenses	39,509	46,161	165,556	104,133
Other expense, net	(4,559)	(5,951)	(16,208)	(16,740)
Loss before income taxes	(34,396)	(51,764)	(159,487)	(118,164)

Corporate Eliminations
Revenue	—	—	—	(58)
Expenses	—	—	—	(58)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated income (loss) before income taxes	$2,364	$(55,918)	$(196,159)	$(589)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data) (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Servicing and subservicing fees	$302,235	$360,017	$906,993	$1,203,541
Gain on loans held for sale, net	25,645	27,298	69,074	116,934
Other revenues	31,568	17,631	87,192	58,166
Total revenue	359,448	404,946	1,063,259	1,378,641

Expenses
Compensation and benefits	92,942	102,612	287,613	313,599
Amortization of mortgage servicing rights	(2,558)	18,108	18,595	88,188
Servicing and origination	63,551	101,545	249,230	255,905
Technology and communications	25,941	37,182	85,519	117,793
Professional services	65,489	62,428	257,795	191,728
Occupancy and equipment	16,760	31,043	62,213	85,530
Other	9,553	34,808	24,388	65,593
Total expenses	271,678	387,726	985,353	1,118,336

Other income (expense)
Interest income	5,158	5,693	14,488	16,306
Interest expense	(110,961)	(118,313)	(308,083)	(362,606)
Gain on sale of mortgage servicing rights, net	5,661	41,246	7,689	97,958
Other, net	14,736	(1,764)	11,841	(12,552)
Total other expense, net	(85,406)	(73,138)	(274,065)	(260,894)

Income (loss) before income taxes	2,364	(55,918)	(196,159)	(589)
Income tax expense (benefit)	(7,110)	10,832	(7,214)	21,866
Net income (loss)	9,474	(66,750)	(188,945)	(22,455)
Net income attributable to non-controlling interests	(83)	(119)	(373)	(321)
Net income (loss) attributable to Ocwen stockholders	$9,391	$(66,869)	$(189,318)	$(22,776)

Income (loss) per share attributable to Ocwen stockholders
Basic	$0.08	$(0.53)	$(1.53)	$(0.18)
Diluted	0.08	(0.53)	(1.53)	(0.18)

Weighted average common shares outstanding
Basic	123,986,987	125,383,639	123,991,343	125,322,742
Diluted	124,134,507	125,383,639	123,991,343	125,322,742
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	September 30, 2016	December 31, 2015
Assets
Cash	$263,534	$257,272
Mortgage servicing rights ($696,108 and $761,190 carried at fair value)	1,036,669	1,138,569
Advances, net	289,014	444,298
Match funded advances	1,534,322	1,706,768
Loans held for sale ($302,114 and $309,054 carried at fair value)	339,765	414,046
Loans held for investment - Reverse mortgages, at fair value	3,339,641	2,488,253
Receivables, net	279,883	286,981
Premises and equipment, net	62,701	57,626
Other assets ($20,660 and $14,352 carried at fair value)	439,921	586,495
Total assets	$7,585,450	$7,380,308

Liabilities and Equity
Liabilities
Match funded liabilities	$1,365,532	$1,584,049
Financing liabilities ($3,719,142 and $2,933,066 carried at fair value)	3,828,019	3,089,255
Other secured borrowings, net	663,170	762,411
Senior unsecured notes, net	346,511	345,511
Other liabilities	718,831	744,444
Total liabilities	6,922,063	6,525,670

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 123,989,954 and 124,774,516 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,240	1,248
Additional paid-in capital	524,725	526,148
Retained earnings	136,611	325,929
Accumulated other comprehensive loss, net of income taxes	(1,500)	(1,763)
Total Ocwen stockholders’ equity	661,076	851,562
Non-controlling interest in subsidiaries	2,311	3,076
Total equity	663,387	854,638
Total liabilities and equity	$7,585,450	$7,380,308
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (UNAUDITED)

	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(188,945)	$(22,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	18,595	88,188
Loss on valuation of mortgage servicing rights, at fair value	63,609	73,257
Impairment of mortgage servicing rights	37,164	25,052
Gain on sale of mortgage servicing rights	(7,689)	(97,958)
Realized and unrealized losses on derivative financial instruments	2,213	8,529
Provision for bad debts	61,191	25,272
Depreciation	18,277	13,467
Amortization of debt issuance costs	10,475	10,385
Gain on sale of fixed assets	—	(1,095)
Increase in deferred tax assets	—	5,700
Equity-based compensation expense	4,000	5,130
Gain on loans held for sale, net	(69,074)	(116,934)
Origination and purchase of loans held for sale	(4,575,264)	(3,713,311)
Proceeds from sale and collections of loans held for sale	4,493,887	3,935,420
Changes in assets and liabilities:
Decrease in advances and match funded advances	343,129	491,654
Decrease (increase) in receivables and other assets, net	122,305	(1,899)
Increase in other liabilities	4,745	30,726
Other, net	11,802	14,866
Net cash provided by operating activities	350,420	773,994

Cash flows from investing activities
Origination of loans held for investment – reverse mortgages	(1,185,565)	(781,002)
Principal payments received on loans held for investment - reverse mortgages	528,263	105,520
Purchase of mortgage servicing rights, net	(15,969)	(10,055)
Proceeds from sale of mortgage servicing rights	45,254	598,059
Proceeds from sale of advances and match funded advances	74,982	285,938
Additions to premises and equipment	(28,649)	(18,335)
Proceeds from sale of premises and equipment	—	4,758
Other	9,483	4,082
Net cash provided by (used in) investing activities	(572,201)	188,965
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued) (Dollars in thousands) (UNAUDITED)
	For the Nine Months Ended September 30,
	2016	2015
Cash flows from financing activities
Repayment of match funded liabilities	(218,517)	(500,401)
Proceeds from other secured borrowings	6,632,059	5,647,016
Repayments of other secured borrowings	(6,996,715)	(6,572,601)
Payment of debt issuance costs	(2,242)	(18,610)
Proceeds from sale of loans accounted for as a financing	820,438	803,924
Repurchase of common stock	(5,890)	—
Proceeds from exercise of common stock options	406	413
Other	(1,496)	6,501
Net cash provided by (used in) financing activities	228,043	(633,758)

Net increase in cash	6,262	329,201
Cash at beginning of year	257,272	129,473
Cash at end of period	$263,534	$458,674
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